Exhibit 99.1

Our Business

On October 29, 2025 (the “Closing Date”), we, The Walt Disney Company (“Disney”) and Hulu, LLC (“Hulu”) completed the previously announced business combination (the “Business Combination”), contemplated by the Business Combination Agreement, dated as of January 6, 2025 (the “Business Combination Agreement”), by and among FuboTV Inc., Disney and Hulu, which combined our existing Fubo business with Disney’s Hulu + Live TV business (the “Business Combination Closing”). The Hulu + Live TV business (the “Hulu Live Business”) consists of certain assets (the “HL Business Assets”) related to the business of negotiating and administering carriage agreements and similar contracts relating to and for the purpose of the retransmission, distribution, carriage, display or broadcast of any programming service, channel or network on Hulu’s linear multi-channel subscription video programming distribution service component of the offering known as “Hulu + Live TV” (such service, the “Hulu Live Service”). Following the Business Combination Closing, Hulu (and Disney, through its indirect ownership of Hulu) collectively owns and controls approximately 70% of the voting interest in us. For a further description of the Business Combination, and the transactions contemplated thereby, see “Corporate Information” and “Certain Commercial Arrangements with Hulu” below.

As used herein, the words “we,” “our,” “us,” and the “Company” refer to FuboTV Inc., a Delaware corporation, and our subsidiaries.

Overview

We are a consumer-first live TV streaming company with a mission to deliver premium sports, news and entertainment programming through a best-in-class user experience that offers greater choice, flexibility and value. In recent years, live TV streaming has disrupted the traditional “Pay TV” model of linear video delivered via cable or satellite streaming platforms for a paid subscription fee. This disruption has shifted billions of dollars in subscription and advertising revenue from cable and satellite providers to over-the-top (“OTT”) streaming platforms, as evidenced by the rate of traditional Pay TV cord-cutting in the United States. We believe there is a significant opportunity for us to continue to capitalize on this trend as we operate as a non-traditional Pay TV company with a focus on OTT streaming. Upon the Business Combination Closing, we became the sixth largest Pay TV company1 in the United States with nearly six million paid subscribers as of such date.

Our Offerings

In the United States, we offer consumers a broad array of programming focused on sports, news and entertainment through Fubo-branded and Hulu Live-branded services, both live and on-demand, including tens of thousands of live sporting events. Outside the United States, we operate live TV streaming services in Canada, France and Spain. Our content can be accessed through streaming devices including Smart TVs, mobile phones, tablets and computers. Through our offerings, we provide consumers multiple options from “skinny” services with a number of targeted channels to more robust services at varying price points, delivering broad choice and flexibility to consumers.

1 UBS Estimates as of June 30, 2025

Fubo Offering

Our Fubo-branded offerings (collectively, the “Fubo Service”) delivers subscribers a sports-first, live TV streaming platform with the option to purchase incremental features (“Attachments”), including additional content and/or enhanced functionality, best suited to their preferences. The Fubo Service, including Fubo Sports, Pro, Elite and Latino, boasts a broad mix of top Nielsen-ranked channels across sports, news, and entertainment. The Fubo Sports service, launched in 2025, offers a focused service with 20+ sports and broadcast networks featuring national and local pro and college team coverage.

The Fubo Service runs on our proprietary technology platform (the “Fubo platform”) built specifically for live TV and sports viewership, leveraging our first-party data, which enables us to consistently introduce new features and functionalities. Our video delivery platform caters to all major sports leagues and entertainment content owners. For example, Apple TV and certain Roku users can enjoy MultiView, allowing them to select and watch up to four live streams simultaneously. Our direct-to-consumer model provides deep insight by capturing billions of data points monthly. This data set drives continuous innovation and informs our enhanced user experience, product roadmap and content strategy. By analyzing this data, we can personalize live and on-demand content discovery in real-time, creating relevant suggestions for each subscriber. We believe our sports-first, live TV streaming platform offers both programmers and advertisers a growing and valuable live audience, deeply engaged with premium content and increasingly difficult to reach through traditional channels.

Hulu Live Offering

Our Hulu Live Business primarily consists of negotiating and administering programming agreements for live TV content and licensing such content to Hulu for distribution via the Hulu Live Service. Pursuant to our commercial services agreement with Hulu, the Hulu Live Service is distributed to subscribers via the Hulu platform, in exchange for a wholesale fee payable by Hulu to us. For more information, see “Certain Commercial Arrangements with Hulu” below.

The Hulu Live Service delivers subscribers a wide range of live TV programming currently featuring 90+ sports, news, entertainment and kids’ channels, including the four major broadcast networks, ABC, CBS, FOX and NBC. It is currently offered both as a standalone service and as part of a bundle with Hulu’s subscription video-on-demand (“SVOD”) direct-to-consumer service, Disney+ and ESPN Unlimited, and subscribers can also customize their plan with the option to purchase additional Attachments. The distribution of the Hulu Live Service on the Hulu platform, including the related subscription revenue, as well as the development, acquisition and distribution of non-live and live TV content in connection with Hulu’s SVOD service (and any premium add-on services thereto) is outside of the operations of the Hulu Live Business owned by us.

International Offering

Outside the United States, we currently operate in Canada, France and Spain. In Canada, the Fubo Service provides a sports-focused live TV streaming platform that includes certain exclusive soccer rights for the English Premier League, Serie A, Coppa Italia and other competitions. In France, we own and operate Molotov, a live TV streaming platform, offering both a free, ad-supported content tier and a paid streaming service.

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Certain Commercial Arrangements with Hulu

In connection with the Business Combination Closing, we entered into certain commercial agreements with Hulu including a commercial services agreement and brand licensing agreement, pursuant to which, among other things:

●	we granted to Hulu the right, license and obligation to distribute the Hulu Live Service via the Hulu platform on a wholesale basis, pursuant to which, during the term of the commercial services agreement, Hulu pays us fees initially equal to 95% of the Hulu Live Business’s carriage fee expenses in calendar year 2025 and 2026, escalating to 97.5% in calendar year 2027 and 99% in calendar year 2028 and thereafter;
●	we agreed to bear the cost of marketing expenses for the Hulu Live Service in accordance with an agreed budget, and Hulu is responsible for all marketing execution for the Hulu Live Service in consultation with us;
●	Hulu or its affiliates continue to own and operate the Hulu and Disney platforms on which the Hulu Live Service is distributed and will exclusively sell and administer subscriptions to the Hulu Live Service, as well as each add-on thereto, and retain subscription revenue;
●	certain affiliates of Disney agreed to sell ads on behalf of us for the Fubo Service and the Hulu Live Service in exchange for a portion of ad sale revenue; and
●	Hulu agreed to license the Hulu Live Service-specific brands to us for use in the Hulu Live Business.

The commercial services agreement provides for an initial term of five years, renewable for an additional five-year term by mutual agreement.

Industry Overview

Streaming services have experienced rapid growth in adoption as consumers engage with streaming video and audio through a variety of devices, including connected TVs, mobile phones, and tablets. While traditional Pay TV still accounts for a meaningful share of Pay TV viewing hours for U.S. households, the proportion is declining as customers continue to cut the cord. We believe consumers are increasingly favoring the superior customer experience, competitive pricing, and better value of OTT streaming services as compared to traditional Pay TV services.

Sports and news content have been a key driver for traditional Pay TV operators to retain and grow audiences. Historically, most streaming subscription services primarily focused on entertainment content offerings, requiring sports fans to, until recent years, remain tethered to the traditional Pay TV ecosystem. Now, sports fans and others are increasingly seeking OTT offerings, which positions the Company well to provide consumers attractive streaming offerings featuring an enhanced live sports and entertainment viewing experience.

Our Business Model

Our business model is centered on operating and monetizing our sports-, news- and entertainment-focused live TV streaming offerings under multiple brands and distribution arrangements. Through our offerings, we seek to serve consumers across the demand curve, offering multiple plan options from “skinny” packages with a number of targeted channels to more robust packages at varying price points, designed to deliver greater choice and flexibility. We leverage sporting events and other popular news and entertainment programming to acquire subscribers at efficient acquisition costs, given built-in demand for such programming. For the Fubo Service, we leverage our technology and data to drive higher engagement and induce retentive behaviors such as watching content, favoriting channels, recording shows, and increasing discovery through our proprietary machine learning recommendations engine.

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We drive our business model through three core strategies, coupled with disciplined capital management:

●	Grow our paid subscriber base across our offerings

●	Optimize our content portfolio, product features, engagement and retention to improve unit economics and expand subscriber lifetime value

●	Drive monetization through subscription pricing, Attachment sales and advertising, and, with respect to our Hulu Live Business, through our wholesale fee arrangement under a commercial services agreement with Hulu, pursuant to which, during the term of such agreement, Hulu pays us fees initially equal to 95% of the Hulu Live Business’s carriage fee expenses in calendar year 2025 and 2026, escalating to 97.5% in calendar year 2027 and 99% in calendar year 2028 and thereafter.

Seasonality

We typically generate significantly higher levels of revenue and subscriber additions in the fourth (July - September) and first (October - December) quarters of our fiscal year. This seasonality is driven primarily by an influx of new subscribers at the start of the National Football League and college football seasons as well as for the fall TV season when many entertainment networks premiere new programming. Our operating results may also be affected by the scheduling of major sporting events that do not occur annually, such as the World Cup, the cancellation or postponement of sporting events and adjustments to our content portfolio and corresponding availability of sports events. In addition, we typically see the total number of subscribers on our platform peak in the first quarter of our fiscal year (October - December).

Our Growth Strategies

We believe streaming has begun to surpass traditional Pay TV in several key areas, including content choice, ease of access and use across devices, product features and attractive pricing to consumers. Our growth strategy includes acquiring subscribers who view our offerings as a compelling sports, news and entertainment alternative to traditional Pay TV. We seek to actively engage those subscribers by providing a user experience that offers greater choice, flexibility and value, compared to traditional Pay TV providers. We believe we are well-positioned for future growth through our execution on the following strategies:

●	Efficient Subscriber Growth: Upon the Business Combination Closing, the Company had nearly six million paid subscribers in North America (United States and Canada). As of September 30, 2025, we had approximately 342,000 subscribers in the Rest of World (Spain and France). We utilize a broad range of subscriber acquisition channels and tactics designed to optimize marketing spend and efficiently acquire and retain subscribers. We continue to utilize and analyze the data we have collected to help us become more efficient with our marketing campaigns relative to spend. In addition, under our commercial services agreement, Hulu continues to sell and administer subscriptions in consultation with us for the Hulu Live Business.

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●	Advertising Revenue Expansion: Advertising revenue is an important growth lever in our business model. Improvements to our content portfolio, user interface, navigational elements, content merchandising and targeting capabilities, combined with changes in customer behavior and growth in our subscriber base, have contributed to increased overall viewership and advertising revenue opportunities over time. We have also introduced various ad formats, including pause ads, gamified ads, transactional ads and proprietary branded content activations, such as The Marquee and The Triple Play, which are designed to drive greater engagement and reinforce the stickiness of connected TV ad formats. Collectively, these have resulted in increased advertising opportunities and monetization over time. Following the Business Combination, certain affiliates of Disney now sell advertising for the Fubo Service and the Hulu Live Service pursuant to a commercial services agreement in exchange for a portion of advertising revenue. We expect to continue to invest in advertising technology and data capabilities to support advertising sales conducted by affiliates of Disney on our behalf.

●	Continuous Content Portfolio Optimization with Disciplined Cost Management: Leveraging our direct-to-consumer relationship and detailed viewership data, we believe we can better optimize our content mix across our offerings to best suit our subscribers’ interests. By using data insights into how subscribers discover and consume content across our offerings, we seek to enhance the user experience while improving unit economics by balancing the aggregation and packaging of attractive sports and entertainment programming with discipline around content acquisition and licensing costs.

●	Continued Investment in Technology and Product: We believe our unique combination of technology and content sets the Fubo platform apart. We continue to invest in building a scalable infrastructure designed to power subscriber acquisition, content discovery and a delightful user experience. We emphasize interactive features on the Fubo platform that empower users to transform from passive viewers to active participants. Moreover, we believe our integration of the Fubo platform and Molotov platform into a single unified platform will continue to drive significant efficiencies, and support increased product development velocity and innovation.

●	Business Combination Synergy Realization: Following the Business Combination, we expect to realize certain cost, revenue and operational synergies over time, including through content cost savings achieved by increased scale and more flexible programming packaging, advertising optimization and sales and marketing opportunities.

●	International Expansion: Outside of the United States, we currently operate in Canada, France and Spain. We believe there remains an opportunity to expand internationally.

Intellectual Property

Our intellectual property is an essential and valuable element of our business. We rely on a combination of patent, trademark, copyright and other intellectual property laws, confidentiality agreements and license agreements to protect and enforce our intellectual property rights. We also license certain third-party technology and intellectual property for use in conjunction with our products.

We believe that our continued success depends on hiring and retaining highly capable and innovative employees, especially as it relates to our engineering base. It is our policy that our employees and independent contractors involved in intellectual property development are required to sign agreements acknowledging that all inventions, trade secrets, works of authorship, developments and other processes generated by them on our behalf are our property and assigning to us any ownership that they may claim in those works. Despite our precautions and policies, it may be possible for third parties to obtain and use without consent intellectual property that we own or license. Unauthorized use of our intellectual property by third parties, and the expenses incurred in protecting our intellectual property rights, may adversely affect our business, financial condition and results of operations.

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Patents and Registered Designs

As of December 1, 2025, we had five issued U.S. utility patents, three U.S. pending utility patent applications, five granted foreign utility patents, sixteen foreign utility patent applications, and eighteen granted foreign design registrations in three jurisdictions. The issued U.S. utility patents expire in 2038 and 2041, the U.S. utility patent applications, if granted, will expire in 2041 and 2045, the granted foreign utility patents will expire on dates ranging from 2033 to 2038, the foreign utility patent applications, if granted, will expire on dates ranging from 2033 to 2041, and the foreign design registrations will expire on dates ranging from 2035 to 2045. Although we actively attempt to utilize patents to protect our technologies, we believe that none of our patents, individually or in the aggregate, are material to our business. We will continue to file and prosecute patent applications when appropriate to attempt to protect and enforce our rights in our proprietary technologies. However, there can be no assurance that our patent applications will be approved, that any patents issued will adequately protect our intellectual property, or that such patents will not be challenged by third parties or held to be invalid or unenforceable.

Trademarks

We also rely on several registered and unregistered trademarks to protect our brand and business. As of December 1, 2025, we had thirty-eight trademarks registered globally and two trademark applications. “fuboTV” and “FUBO” are registered trademarks in the United States and the European Union.

Competition

The Pay TV streaming market continues to grow and evolve as more viewers shift from traditional Pay TV to OTT streaming. There is significant competition in the live TV market for users, advertisers, and broadcasters. We principally compete with traditional Pay TV operators, such as DirecTV, Comcast, Cox and Altice, along with other digital multichannel video programming distributors (“DMVPDs”), such as YouTube TV, DirecTV and Sling TV. We also compete with network-operated direct-to-consumer streaming services, such as Peacock and Paramount+, as well as new offerings from traditional Pay TV operators, such as Comcast’s Xfinity Sports & News and DirecTV mySports, meant to offer a DMVPD-like product.

We compete on various factors to acquire and retain subscribers. These factors include quality and breadth of content offerings, especially within live sports; product features; user experience and engagement; brand awareness in the market; product pricing; and a competitive value proposition. Many users have multiple subscriptions to various Pay TV and streaming services and allocate time and money between them. Thus, while the presence of these competitors in the market has helped to boost consumer awareness of TV streaming, contributing to the growth of the overall market, their resources and brand recognition present substantial competitive challenges.

We also face competition for advertisers, which in part depends on our ability to scale our subscriber base. Pursuant to the commercial services agreement entered into in connection with the Business Combination, certain affiliates of Disney will sell ads on behalf of us for the Fubo Service and the Hulu Live Service in exchange for a portion of ad sale revenue. As a result, a portion of our business model depends on the marketing and sale of advertising inventory across our offerings pursuant to such agreement. We compete for advertising spend based in part on the scale and engagement of our subscriber base and on the effectiveness and return on investment of campaigns on our services relative to other digital advertising platforms, including mobile and web. Additionally, advertisers continue to allocate a substantial portion of their budgets to offline channels, and we therefore also compete with traditional media platforms such as traditional Pay TV and radio.

Furthermore, we compete to attract and retain content programmers. Our ability to license content from such programmers depends on the scale of our subscriber base as well as the economics and terms of the carriage and distribution agreements.

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Our People and Human Capital Management

Who We Are

We are an inclusive group of individuals, creatives, technologists, analysts and more. Some of us love sports, some binge the news, others prefer rom-coms. But we are united by a common mission — building a consumer-first live TV streaming company delivering premium sports, news and entertainment programming through a best-in-class user experience that offers greater choice, flexibility and value.

As of December 1, 2025, we had approximately 510 employees globally, of which approximately 340 were located in North America and approximately 170 were located in Europe and India. Additionally, we rely on independent contractors and temporary personnel to supplement our workforce from time to time. We have not experienced any work stoppages, and we consider our relationship with our employees to be good. Our French employees are covered by the national collective bargaining agreement for the consulting and engineering activities in France. None of our other employees in the United States or internationally are represented by a labor union or covered by a collective bargaining agreement.

Our Values and Talent Development

We view our employees as central to the success of our business and achieving our mission. We onboard new employees with training programs on our values, certain aspects of our business, and important policies, including our Code of Business Conduct and Ethics. We also value ongoing development and continuous learning, and strive to support and provide enriching opportunities to our employees. Throughout the year we monitor employee engagement and provide periodic training and informational sessions on our business and policies, including security awareness, through a variety of forums, including all-hands meetings, senior leadership fireside chats and company-wide newsletters. Management uses input collected during these sessions to ensure ongoing awareness of employees’ needs and improve activities aimed to serve our customers. Collectively through these initiatives we aim to foster engagement and transparency with our employees, and to keep our employees well-informed on our business goals to enhance alignment, collaboration, and a shared sense of purpose among our employees.

Inclusion and Belonging

We prioritize building an inclusive, equitable, and empowered team representing a mix of backgrounds, industries, skills, and levels of experience. We believe the different backgrounds, traditions, views and talents each of our employees brings to us enrich the company as a whole and will help us achieve executional excellence. In 2020, we formed a council comprised of different team members throughout various levels of the organization, who recommend and help organize and celebrate both engagement and inclusion initiatives within the company. We are focused on creating and maintaining a workplace free from discrimination or harassment on the basis of race, religion, religious creed, color, ethnic or national origin, ancestry, gender, sexual orientation, age, marital status, military service or veteran status, disability, medical condition, or any other status protected by applicable law. Our policies and compliance trainings prohibit such workplace discrimination and harassment, and all our employees are expected to exhibit and promote honest, ethical, and respectful conduct in the workplace.

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Compensation and Benefits

Our compensation programs and benefits packages are designed to attract, retain and motivate exceptional talent who possess the skills necessary to drive our business objectives, assist in the achievement of our strategic goals and create long-term value for our shareholders. We offer employees compensation packages designed to be competitive that include base salary, and, depending on the role, business function and geographic market, performance-based cash bonuses, commissions, long-term incentive equity, and performance-based equity. We are proud that we have granted equity to the majority of our employees across all levels of the organization as part of their total compensation package. We believe this fosters a stronger sense of ownership and further aligns our employees’ interests with the interest of our shareholders. In addition to our compensation programs, we offer a variety of benefits to our employees, which can include 401(k) plan with matching, health (medical, dental and vision) insurance, life insurance, paid time off, paid parental leave, a referral bonus program and company-sponsored short-term and long-term disability. We believe that a competitive compensation and benefits program with both short-term and long-term award opportunities, including awards tied to the achievement of meaningful performance metrics, allows us to align employees with shareholder interests.

Health and Safety

We are committed to the health and safety of our employees, and continue to adapt to ever-changing workplace and workforce dynamics. The majority of our employees have adopted a hybrid work schedule (consisting of both in-person work and working from home); however some of our employees continue to work remotely full-time, and, in the long term, we expect some personnel to continue to do so on a regular basis. We are focused on building capabilities to support a variety of work styles where individuals, teams, and our business can be successful. We have invested in programs that help support our employees’ day-to-day wellness needs and goals including access to professional counselors, health coaching and advocacy services. We also maintain a whistleblower hotline through which employees can report health and safety risks.

Government Regulation

Our business and our devices and platform are subject to numerous domestic and foreign laws and regulations covering a wide variety of subject matters. These include general business regulations and laws, as well as regulations and laws specific to providers of Internet-delivered streaming services and Internet-connected devices. New or modified laws and regulations in these areas may have an adverse effect on our business. The costs of compliance with these laws and regulations are high and are likely to increase in the future. We anticipate that several jurisdictions may, over time, impose greater financial and regulatory obligations on us. If we fail to comply with these laws and regulations, we may be subject to significant liabilities and other penalties. Additionally, compliance with these laws and regulations could, individually or in the aggregate, increase our cost of doing business, impact our competitive position relative to our peers, and otherwise have an adverse impact on our operating results. For additional information about the impact of government regulations on our business, see “Risk Factors—Risks Related to Regulation” and “Risk Factors—Risks Related to Privacy, Consumer Protection and Cybersecurity” in Part II, Item 1A in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, filed with the Securities and Exchange Commission (“SEC”) on November 3, 2025.

Data Protection and Privacy

We are subject to various laws and regulations covering the collection, use, access to, confidentiality and security of health-related and other personal information, and additional laws could apply in the future to our operations or the operations of our partners. These laws and regulations, and their application to our business, are increasingly shifting and evolving. In the United States, numerous federal and state laws and regulations, including data breach notification laws, health information privacy and security laws and consumer protection laws and regulations govern the collection, use, disclosure, and protection of health-related and other personal information. In addition, certain foreign laws govern the privacy and security of personal data, including health-related data. Any actual or perceived failure to comply with these laws and regulations may result in investigations, claims and proceedings, regulatory fines or significant civil and/or criminal penalties, damages for breach of contract, or orders that require us to change our business practices, including the way we process data.

For additional information about the impact of data protection and privacy regulations on our business, see “Risk Factors—Risks Related to Privacy, Consumer Protection and Cybersecurity” in Part II, Item 1A in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, filed with the SEC on November 3, 2025.

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Corporate Information

We were originally incorporated in 2009 as a Florida corporation. On the Closing Date, in connection with the Business Combination described below, we converted from a Florida corporation to a Delaware corporation and changed our name from fuboTV Inc. to FuboTV Inc. As part of the conversion, all of our issued and outstanding shares of common stock were automatically converted into issued and outstanding shares of Class A common stock, par value $0.0001 per share, and we created a new class of shares of Class B common stock of FuboTV Inc., par value $0.0001 per share.

On the Closing Date, the Company, Disney and Hulu completed the Business Combination, which combined our existing Fubo business with the Hulu Live Business. Pursuant to the Business Combination Agreement, (i) Hulu (x) contributed the HL Business Assets (described below) to Hulu Live LLC (“HL LLC”), (y) caused HL LLC to assume only the HL Business Liabilities (as defined in the Business Combination Agreement) and (z) contributed the Hulu Live Business and the HL Business Assets to a newly formed entity, Fubo Operations LLC (“Newco”), by transferring all of its right, title and interest in, to and under 100% of the equity interests of HL LLC to Newco, (ii) the Company underwent an “up-C” reorganization and contributed 100% of the equity interests in a newly formed, wholly-owned subsidiary, Fubo Services LLC, to which the Company had previously contributed the Company’s business prior to the Closing Date, to Newco in exchange for units in Newco (“Newco Units”), resulting in Hulu holding a number of Newco Units representing, in the aggregate, a 70% economic interest (calculated on a fully-diluted basis) in Newco and the Company holding a number of Newco Units representing, in the aggregate, a 30% economic interest (calculated on a fully-diluted basis) in Newco, and (iii) the Company issued to Hulu shares of the Company’s Class B common stock representing, in the aggregate, a 70% voting interest in the Company (calculated on a fully-diluted basis). The HL Business Assets include certain carriage agreements, rights under joint subscription agreements and related data and information about its subscribers, advertising or sponsorship agreements exclusively related to Hulu Live Service, all other assets (including intellectual property) exclusively related to the Hulu Live Service and all intellectual property constituting the “Live TV” brand.

Our principal executive offices are located at 1290 Avenue of the Americas, 9th Floor, New York, New York 10104, and our telephone number is (212) 672-0055.

Available Information

Our internet website address is www.fubo.tv. At the Investor Relations page of our website, ir.fubo.tv, we make available free of charge a variety of information for investors, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after we electronically file that material with or furnish it to the SEC.

We announce material information to the public through filings with the SEC, the investor relations page on our website, press releases, our or our Chief Executive Officer’s X accounts (@fuboTV; @fuboTV_PR; @DavidGandler), our Instagram account (@fubotv), our Facebook page (www.facebook.com/fuboTV), our LinkedIn page (www.linkedin.com/company/fubotv/), public conference calls, and webcasts in order to achieve broad, non-exclusionary distribution of information to the public and for complying with our disclosure obligations under Regulation FD. We encourage investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels. Any updates to the list of disclosure channels through which we will announce information will be posted on the investor relations page on our website.

Except as specifically indicated otherwise, the information found or available by hyperlink on our website or any other outlets we identify from time to time is not and shall not be deemed to be part of this or any other report we file with, or furnish to, the SEC.

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